Exhibit 99.1

Investor/Media Contact:

Arthur Shannon

arthur.shannon@bauschhealth.com

(514) 856-3855

(877) 281-6642 (toll free)

BAUSCH HEALTH ANNOUNCES EARLY TENDER RESULTS AND EARLY SETTLEMENT DATE FOR

CASH TENDER OFFERS FOR SENIOR NOTES

LAVAL, Quebec, May 23, 2019 – Bausch Health Companies Inc. (NYSE/TSX: BHC) (“Bausch Health,” the “Company” or the “Offeror”) announced today the results to date of its pending cash tender offers (collectively, the “Tender Offers,” and each offer to purchase a series of notes individually, a “Tender Offer”) to purchase up to $1,500,000,000 aggregate principal amount (the “Aggregate Maximum Purchase Amount”) of its outstanding notes listed in the table below (collectively, the “Notes”), as well as the anticipated early settlement date for the Tender Offers on May 24, 2019 (the “Early Settlement Date”). The terms and conditions of the Tender Offers are described in an Offer to Purchase dated May 9, 2019 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and the related Letter of Transmittal. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Offer to Purchase.

The following table sets forth the aggregate principal amounts of each series of Notes that were tendered and not withdrawn on or prior to 5:00 p.m., New York City time, on May 22, 2019 (such date and time with respect to a Tender Offer, as it may be extended for such Tender Offer, the “Early Tender Date”), the aggregate principal amount of Notes expected to be accepted for purchase on the Early Settlement Date and the approximate proration factor with respect to the Notes.

Issuer	Series of Notes	144A CUSIP/ISIN Number	Reg S CUSIP/ISIN Number	Aggregate Principal Amount Outstanding Prior to the Tender Offers	Aggregate Principal Amount of Notes Tendered	Expected Aggregate Principal Amount of Notes Accepted	Total Consideration(1)(2)	Approximate Proration Factor
Bausch Health Companies Inc.	5.50% Senior Notes Due 2023	91911K AE2 / US91911KAE29	C94143 AE1 / USC94143AE14	$783,926,000	$651,478,000	$381,995,000	$1,015.13	58.69%

Bausch Health Companies Inc.	5.875% Senior Notes Due 2023	91831A AB7/ US91831AAB70	C96729 AB1 / USC96729AB14	$2,666,074,000	$1,905,880,000	$1,118,005,000	$1,016.16

1.

Per $1,000 principal amount of Notes validly tendered and accepted for purchase in the applicable Tender Offer (exclusive of any Accrued Interest, which will be paid by the Offeror in addition to the Total Consideration, to, but not including, the Early Settlement Date).

2.	Includes the Early Tender Premium, if any.

The principal amount of each series of notes that is purchased in the Tender Offers is subject to the Aggregate Maximum Purchase Amount and proration as described in the Offer to Purchase. As of the Early Tender Date, the aggregate principal amount of Notes validly tendered and not validly withdrawn is $2,557,358,000. Because the aggregate principal amount of the Notes validly tendered and not validly withdrawn prior to the Early Tender Date exceeds the Aggregate Maximum Purchase Amount, the

Offeror expects to accept for purchase on the Early Settlement Date $1,500,000,000 aggregate principal amount of Notes validly tendered and not validly withdrawn prior to the Early Tender Date using the approximate proration factor of 58.69%, subject to the satisfaction of the conditions to such Tender Offers. As a result of the oversubscription of the Tender Offers, no additional Notes tendered will be accepted under the terms of the Tender Offers. The Offeror expects to return any Notes tendered but not accepted for purchase promptly after the Early Tender Date. The Offeror expects that the conditions to the Tender Offers, including the completion of the previously announced concurrent private offering described below (which occurred earlier today), will be satisfied as of the Early Settlement Date.

The total consideration for each $1,000 principal amount of the applicable series of Notes is set forth in the table above (with respect to each series of Notes, the “Total Consideration”) and is expected to be paid on the Early Settlement Date to the holders of Notes tendered and accepted for purchase as of the Early Tender Date. The Total Consideration includes an early tender premium, in each case of $30.00 per $1,000 principal amount of Notes accepted for purchase as of the Early Tender Date. In addition to the Total Consideration, all Holders of Notes accepted for purchase pursuant to the Tender Offers will also receive accrued and unpaid interest on those Notes from the last interest payment date with respect to those Notes to, but not including, the Early Settlement Date.

The deadline for holders to validly withdraw tenders of Notes has passed. Accordingly, Notes that were already tendered at the Early Tender Date may not be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law.

Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC are acting as the dealer managers in the Tender Offers. Global Bondholder Services Corporation has been retained to serve as both the depositary and the information agent for the Tender Offers. Persons with questions regarding the Tender Offers should contact Goldman Sachs & Co. LLC at (collect) (212) 357-0215 or (toll free) (800) 828-3182; or Morgan Stanley & Co. LLC at (collect) (800) 624-1808 or (toll free) (800) 624-1057. Requests for copies of the Offer to Purchase, the related Letter of Transmittal and other related materials should be directed to Global Bondholder Services Corporation at (toll-free) (866) 470-4200 or (collect) (212) 430-3774.

None of the Offeror, its board of directors or officers, the dealer managers, the depositary, the information agent or the trustee with respect to the Notes, or any of their respective affiliates, makes any recommendation that holders tender or refrain from tendering all or any portion of the principal amount of their Notes, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to tender their Notes and, if so, the principal amount of Notes to tender. The Tender Offers are made only by the Offer to Purchase and related Letter of Transmittal. This news release is neither an offer to purchase nor a solicitation of an offer to sell any notes in the Tender Offers. The Tender Offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offers are required to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of the Offeror by the dealer managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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About Bausch Health

Bausch Health Companies Inc. (NYSE/TSX: BHC) is a global company whose mission is to improve people’s lives with our health care products. We develop, manufacture and market a range of pharmaceutical, medical device and over-the-counter products, primarily in the therapeutic areas of eye health, gastroenterology and dermatology. We are delivering on our commitments as we build an innovative company dedicated to advancing global health.

Caution Regarding Forward-Looking Information and “Safe Harbor” Statement

This news release may contain forward-looking statements, including, but not limited to, the Tender Offers, the details thereof and other expected effects of the Tender Offers and the use of proceeds from the private offering of senior notes. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties discussed in the Company’s most recent annual and quarterly reports and detailed from time to time in Bausch Health’s other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Bausch Health undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

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